UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-3

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2006

Caneum, Inc.
 (Exact name of registrant as specified in its charter)

NEVADA	000-30874	33-0916900
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 West Coast Highway, Suite 400, Newport Beach, CA	92663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 273-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

Amended pro forma financial information required by this item in connection with the acquisition of Tier One Consulting, Inc. is included with this amended report.

Caneum, Inc.
Un-audited Pro Forma Financial Information
The following un-audited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005 has been prepared as if the acquisition of Tier One Consulting, Inc. (“Tier One”) had occurred as of January 1, 2005. The un-audited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2005 has been prepared as if the acquisition of Tier One had occurred on December 31, 2005.
Such un-audited Pro Forma Financial Information is based in part upon the Audited Financial Statements of both Companies for the year ended December 31, 2005. The Audited Financial Statements of Caneum, Inc. are included in the Company’s annual Report on Form 10-KSB for the year ended December 31, 2005.
The un-audited Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of Tier One had been completed on the dates indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

Caneum, Inc.
Un-audited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2005

				(1) Inter-
				Company	Other
	Caneum	Tier One	Combined	Adjustments	Adjustments	Pro Forma

Cash and equivalents	$99,760	$—	$99,760		$(99,760)	$—	(2)
Accounts receivable	469,074	1,038,070	1,507,144	(61,739)		1,445,405
Prepaid assets	119,849	10,131	129,980			129,980

Total current assets	688,683	1,048,201	1,736,884	(61,739)	(99,760)	1,575,385

Property & equipment, net	14,557	42,235	56,792			56,792
Intangible assets, net	—	—	—		905,000	905,000	(3)
Goodwill	—	—	—		1,464,805	1,464,805	(4)

Total Assets	$703,240	$1,090,436	$1,793,676	$(61,739)	$2,270,045	$4,001,982

Bank overdraft	$—	$89,789	$89,789		$26,649	$116,438	(2)
Accounts payable and accrued expenses	284,656	325,606	610,262	(61,739)		548,523
Credit line	6,833	59,470	66,303			66,303
Accrued payroll & related expenses	25,839	5,562	31,401			31,401
Income tax payable	—	1,500	1,500			1,500
Deferred tax payable	—	9,300	9,300			9,300
Note payable to stockholder	—	47,000	47,000			47,000
Purchase notes — current portion	—	—	—		2,125,348	2,125,348	(5)
Total current liabilities	317,328	538,227	855,555	(61,739)	2,151,997	2,945,813

Purchase notes, less current portion	—	—	—		699,136	699,136	(6

Total Liabilities	317,328	538,227	855,555	(61,739)	2,851,133	3,644,949

Common stock	5,386	1,000	6,386		(1,000)	5,386	(7)
Additional paid-in capital	3,394,328	—	3,394,328		20,776	3,415,104	(8)
Accumulated profit (deficit)	(3,013,802)	551,209	(2,462,593)		(600,864)	(3,063,457	) (7)

Total Stockholders’ Equity	385,912	552,209	938,121	—	(581,088)	357,033

Total Liabilities & Stockholders’ Equity	$703,240	$1,090,436	$1,793,676	$(61,739)	$2,270,045	$4,001,982

(1)	Eliminate accounts receivable and accounts payable between the two companies. (2) Represents direct costs related to the acquisition of Tier One.

(3)	Represents identified intangible assets.

(4)	Represents goodwill from the acquisition of Tier One.

(5)	Represents initial payment due in the amount of $1,375,000 and current portion of installment notes in the amount of $750,348.

(6)	Represents non current portion of installment notes.

(7)	Represents elimination of Tier One equity.

(8)	Represents issuance of common stock for services rendered as direct costs related to the acquisition of Tier One.

Caneum, Inc.
Un-audited Pro Forma Condensed Statement of Operations
For the Year Ended December 31, 2005

					(2) Amortization
				(1) Inter-	of Acquired
				Company	Intangible	(3) Interest
	Caneum	Tier One	Combined	Adjustments	Assets	Expense	Pro Forma

Revenue	$2,175,271	$5,404,346	$7,579,617	$(91,128)			$7,488,489
Cost of revenue	1,676,112	3,407,445	5,083,557	(91,128)			4,992,429

Gross profit	499,159	1,996,901	2,496,060	—	—	—	2,496,060

Operating expenses	1,775,041	1,572,368	3,347,409		186,400		3,533,809

Profit (loss) from operations	(1,275,882)	424,533	(851,349)	—	(186,400)	—	(1,037,749)

Interest income (expense)	1,737	—	1,737			(162,447)	(160,710)

Profit (loss) before income tax	(1,274,145)	424,533	(849,612)	—	(186,400)	(162,447)	(1,198,459)

Income tax expense	(800)	(6,000)	(6,800)				(6,800)

Net Profit (Loss)	$(1,274,945)	$418,533	$(856,412)	$—	$(186,400)	$(162,447)	$(1,205,259)

Basic and diluted net loss per common share							$(0.26)

Weighted average number of Common Shares outstanding used in the calculation							4,696,683

1)	Eliminate revenue and cost of revenue between the two companies.

2)	Represents amortization of intangible assets as if the acquisition of Tier One had occurred at January 1, 2005. Management determined the book value of other identified assets and liabilities a fair representation of their value causing no adjustment for depreciation expense.

3)	Represents accrued interest on the installment notes as if the acquisition of Tier One had occurred January 1, 2005.
Weighted average number of Common Shares outstanding used in the calculation of net loss per common share includes 26,633 common shares issued for direct costs related to the acquisition of Tier One.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. 3:22 PM 12/20/2007

Caneum, Inc.
Date: December 20, 2007	By:	/s/ Gary D. Allhusen
Gary D. Allhusen Executive Vice-President and Chief Operating Officer